Exhibit 10.3

WESTERN CAPITAL RESOURCES, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of February 9, 2015, by and between Mr. Angel Donchev, a resident of Washington, D.C. (“Optionee”), and Western Capital Resources, Inc., a Minnesota corporation (the “Company”).

BACKGROUND

The Company has adopted the Western Capital Resources, Inc. 2015 Stock Incentive Plan (the “Plan”) pursuant to which shares of Company common stock have been reserved for issuance under the Plan. Optionee is a an employee of the Company and will perform substantial work on behalf of the Company, and Optionee and the Company are parties to a written Employment Agreement dated of even date herewith (the “Employment Agreement”). As contemplated in the Employment Agreement, the Company desires to provide Optionee an option to purchase certain shares of Company common stock upon the terms and conditions set forth herein. The Company intends that the Option, as defined below, shall be an “incentive stock option” governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

Now, Therefore, the parties hereby agree as follows:

1.          Incorporation of the Plan by Reference. The terms and conditions of the Plan, a copy of which has been earlier delivered to Optionee, are hereby incorporated into this Agreement by this reference. In particular, the provisions of Section 9.13 of the Plan, respecting any sale of the Company, govern the terms and conditions of this Agreement. In the event of any direct conflict or inconsistency between the specific provisions of this Agreement and those of the Plan, the provisions of this Agreement shall govern and control. By its terms, the Plan may be amended subsequent to the date of this Agreement, in which case the Plan as so amended shall continue to be incorporated by reference into this Agreement, and shall govern and control the terms and conditions of this Agreement except in the case of direct conflict or inconsistency.

2.          Grant of Option; Exercise Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants to Optionee, from shares of common stock reserved under the Plan, the right and option (the “Option”) to purchase all or any part of an aggregate of 65,000 shares of Company common stock, no par value per share (the “Shares”), at the per-Share exercise price of $6.00 (the “Exercise Price”), which price is greater than the fair market value of the Company’s common stock on the grant date (i.e., the date of this Agreement).

3.          Exercisability and Vesting of Option. The Option shall be exercisable only to the extent that all of the Option, or any portion thereof, has vested. Except as provided in Section 4, the Option shall vest, in three near-equal increments annually on each of the three anniversaries following the date of this Agreement, in the manner described below but only for so long as Optionee continues to serve the Company as an employee of the Company or any of its subsidiaries.

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Number of Shares To Be Vested	Vesting Date or Condition
22,000	February 8, 2016
21,000	February 8, 2017
22,000	February 8, 2018

Notwithstanding the foregoing vesting schedule, if a “Sale Transaction,” as such term is defined in the Plan, occurs and the Committee exercises its power and right to cause all or any portion of the Option to continue, or to be replaced under Section 9.13(c) of the Plan, then the entirety of this Option will vest immediately upon the earlier of (i) any termination of service by the Company without “cause” (as such term is defined in the Employment Agreement) or (ii) 180 days after the consummation of the Sale Transaction.

4.          Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for a term of ten years from the date of this Agreement. Nevertheless, this Option may earlier vest or may earlier terminate as set forth in the applicable paragraphs below:

(a)          In the event of a termination of Optionee’s service to the Company or its subsidiaries due to the death or disability of Optionee, then Optionee’s legal representative may thereafter exercise the Option, to the extent then vested, until the earlier of (i) 180 days after the death or disability of Optionee, as applicable, or (2) the expiration of the Option set forth in the first sentence of this Section 4. Any unvested portion of the Option will terminate immediately upon Optionee’s death or disability.

(b)          In the event of a termination of Optionee’s service to the Company or its subsidiaries prior to the expiration of the term of the Employment Agreement but under circumstances not involving or constituting “cause,” as defined in the Employment Agreement, and not involving Optionee’s death or disability, then Optionee may thereafter exercise the Option, to the extent then vested, until the earlier of (i) 180 days after such termination of service, or (2) the expiration of the Option set forth in the first sentence of this Section 4. Any unvested portion of the Option will terminate immediately upon a termination of Optionee’s service in the manner described in this paragraph.

(c)          In the event of a termination of Optionee’s service to the Company or its subsidiaries upon the expiration of the term of the Employment Agreement, that portion of the Option that is vested as of the date of such termination will continue to be exercisable until the expiration of the Option set forth in the first sentence of this Section 4; provided, however, that Optionee understands that treatment of the Option under Section 422 of the Code as an “incentive stock option” will nonetheless require Optionee to have exercised the Option on or prior to 90 days after a termination of Optionee’s service in the manner described in this paragraph.

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(d)          In the event of a termination of Optionee’s service to the Company or its subsidiaries, during the initial three-year term of employment under the Employment Agreement, due to “cause,” as such term is defined in the Employment Agreement, then the entire unexercised portion of the Option, regardless of whether any portion thereof is then vested (including any portion of the Option that may have vested in connection with a Sale Transaction), will thereupon immediately terminate and be null and void without any further action required on the part of the Company. For the avoidance of doubt, (1) if any portion of the Option shall have vested and been exercised prior to the termination of Optionee’s employment with the Company or its subsidiaries, for any reason, the Company shall not have any right to repurchase or otherwise reacquire the Shares from Optionee, and (2) no termination for “cause” resulting in the termination and forfeiture of this Option may occur under this paragraph (d) at any time after the expiration of the initial three-year term of the Employment Agreement.

5.          Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised, in whole or in part, by giving written notice to the Company specifying the number of Shares to be purchased and accompanied by the full purchase price for such shares (which written notice may be in the form of Notice of Exercise attached hereto). The Exercise Price shall be payable: (a) in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; (b) by delivery of shares of common stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value (as such term is defined in the Plan) on the date on which the Option is exercised; or (c) at Optionee’s election, by instructing the Company to withhold, from the Shares issuable upon exercise of the Option, shares of common stock in payment of all or any part of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law), which shares shall be valued for this purpose at the Fair Market Value (less the Exercise Price thereof) or in such other manner as may be authorized from time to time by the Company’s Board of Directors or the board’s Compensation Committee. Any such notice shall be deemed given when received by the Company at the address provided in Section 10 of this Agreement. All Shares that shall be purchased upon the proper exercise of the Option as provided herein shall be fully paid and non-assessable.

6.          Rights of Option Holder. As the holder of the Option, Optionee shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to Optionee upon the due exercise of all or any part of the Option.

7.          Transferability. The Option shall not be transferable except to the extent permitted by Section 9.3 of the Plan.

8.          Optionee Representations. Optionee hereby represents and warrants to the Company that Optionee has reviewed with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement, including the grant of this Option by the Company. Optionee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Optionee understands that Optionee will be solely responsible for any tax liability that may result to Optionee as a result of the transactions contemplated by this Agreement, including the grant by the Company of the Option. In this regard, Optionee understands that, although this Agreement and the Plan will generally interpreted in order to cause the Option to be treated as an incentive stock option under Section 422 of the Code, the timing of exercise of this Option may affect the availability to Optionee of tax treatment under Section 422 of the Code. Optionee further understands that, as to matters involving an interpretation under the Plan, the Board of Directors of the Company (or an applicable committee thereof) has sole and complete discretionary authority to definitively interpret the Plan, which interpretation shall be final, conclusive and binding upon Optionee.

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9.          Securities Law Matters. Optionee acknowledges that the Shares to be received upon any exercise of the Option may not have been registered under the Securities Act of 1933 or the applicable securities laws of any state (collectively, the “Securities Laws”). If such Shares shall have not been so registered, Optionee acknowledges and understands that the Company is under no obligation to register, under the Securities Laws, sale or any resale of the Shares received by Optionee or to assist Optionee in complying with any exemption from such registration if Optionee should at a later date wish to dispose of the Shares. Optionee acknowledges that, if not then registered under the Securities Laws, any certificates representing the Shares shall bear a legend restricting the transferability thereof in substantially the following form:

The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws. In its discretion, the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company.

10.         Notices. All notices and other communications required under this Agreement will be in writing and will be deemed to have been duly given two days after mailing, via certified mail return-receipt requested, to the applicable party at the following addresses:

If to the Company:	Western Capital Resources, Inc.

Attention: Chief Executive Officer

11550 “I” Street, Suite 150

Omaha, NE 68137

Facsimile: (402) 733-8545

If to Optionee:	Angel Donchev
2410 17th Street NW, Apartment 308
Washington, D.C. 20009

11.         Dispute Resolution.

(a)          The parties will endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator jointly appointed by the parties. The arbitrator will self-administer the arbitration proceedings using the Commercial Rules of the American Arbitration Association (“AAA”); provided, however, the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least 15 years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request a court of competent jurisdiction to appoint an arbitrator, which appointment will be final.

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(b)          The arbitration will be held in Omaha, Nebraska. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 45 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this section will not be a basis for challenging the award. The arbitrator will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the arbitration. The arbitrator will award attorneys’ fees and other related costs payable by the losing party to the successful party. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

12.         General Provisions.

(a)          The Option is granted pursuant to the Plan and is governed by the terms thereof. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

(b)          Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation, other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c)          Each party agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d)          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e)          This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Nebraska applicable to contracts executed and to be performed therein, and without regard to any of such state’s conflicts-of-law provisions.

(f)          If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be unaffected thereby and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

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In Witness Whereof, the undersigned have executed this Stock Option Agreement as of the date first written above.

WESTERN CAPITAL RESOURCES, INC.

By:
Name:
Title:

OPTIONEE

Angel Donchev

Signature Page – Stock Option Agreement

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NOTICE OF EXERCISE

WESTERN CAPITAL RESOURCES, INC.

STOCK OPTION AGREEMENT

(To be signed only upon exercise of stock option)

Pursuant to a Stock Option Agreement dated as of February 9, 2015 (the “Option Agreement”), the undersigned is the holder of an option (the “Option”) to purchase up to 65,000 shares of common stock, no par value per share, of Western Capital Resources, Inc., a Minnesota corporation (the “Company”). In accordance with the terms of the Option Agreement, the undersigned hereby irrevocably elects to exercise the Option with respect to ____________ shares of common stock and to purchase such shares from the Company, and herewith makes payment of $____________ therefor:

☐	by cash, uncertified or certified check or bank draft;
☐	by delivery of shares of common stock; or
☐	by instructing the Company to withhold from the shares issuable upon exercise of the Option shares of common stock in payment of $____________ of the exercise price (and/or any related withholding tax obligations, if permissible under applicable law).

The undersigned requests that the certificate(s) for such shares be issued in the name of ______________________________, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated:

(Signature)

(Address)

(Address)

(Social Security or other Tax ID No.)